Exhibit 99.1

Subsidiary of Planet Green Holdings Corp. Announces Launch of Integrated AI Intelligent Conversational Robot Product ChatAlpha, Revolutionizing AI Conversations with Advanced Natural Language Processing and GPT-4 Integration

NEW YORK, August 10, 2023 /PRNewswire/ -- Planet Green Holdings Corp. (“Planet Green”, the “Company”) (NYSE American: PLAG) a provider of consumer products, chemical products, and online advertising and mobile games on the Chinese and North American markets, announced today that its subsidiary Allinyson Ltd. (“Allinyson”) has unveiled its latest breakthrough product, ChatAlpha - the next generation integrated AI conversational robot. This cutting-edge creation is set to transform the way users engage with AI-powered assistants.

ChatAlpha boasts advanced natural language processing capabilities, enabling it to deliver intelligent responses to open-ended user queries. What sets ChatAlpha apart from its predecessors, like GPT-3, is its integration of the state-of-the-art GPT-4 language model. This enhancement significantly elevates ChatAlpha’s natural language understanding, reasoning, and knowledge representation capabilities.

GPT-4, built on a transformer-based neural network architecture, excels in capturing long-range dependencies within text, empowering it to generate remarkably human-like responses. Through extensive pre-training using self-supervised learning techniques, such as Masked Language Modeling (MLM), on vast textual data, followed by fine-tuning through transfer learning on downstream tasks, GPT-4 has acquired powerful conversational skills to cater to a wide range of user needs.

“ChatAlpha marks an extraordinary milestone in the realm of AI conversational agents,” commented Mr. Bin Zhou, Chairman and CEO of the Company. “By integrating cutting-edge technologies like GPT-4, Allinyson’s aim is to provide users with an intelligent and user-friendly AI assistant experience. ChatAlpha has the potential to streamline communication, facilitate information retrieval, and boost productivity across multiple industries and applications.”

“Allinyson is confident that ChatAlpha will redefine the landscape of AI assistants, empowering users across various industries, including customer support, e-commerce, education, and research.”

Key Features of ChatAlpha:

1.	Advanced Natural Language Processing: ChatAlpha leverages the latest advancements in natural language processing to comprehend and deliver contextually appropriate responses to users’ open-ended questions.

2.	GPT-4 Language Model: The integration of GPT-4 equips ChatAlpha with an enhanced understanding of human language, improved reasoning capabilities, and more sophisticated knowledge representation.

3.	Transformer-Based Neural Network Architecture: By harnessing the power of a transformer-based neural network structure, ChatAlpha effectively captures long-range dependencies within text, resulting in more precise and coherent responses.

About Allinyson Ltd.

Allinyson Ltd., a company incorporated in the State of Colorado and a wholly owned subsidiary of Planet Green Holdings Corp., is committed to delivering innovative and captivating gaming experiences. A prominent player in the artificial intelligence solutions industry, Allinyson focuses on leveraging advanced technologies, and consistently pushes the boundaries of game and interactive tools development, creating high-quality games that captivate players world widely. For more information about Allinyson’s games products, please visit: http://www.allinyson.com.

About Planet Green Holdings Corp.

Based in Flushing, New York, Planet Green Holdings Corporation (NYSE American: PLAG) is a Nevada holding company that has been in operation since 1994. Over the years, The Company has expanded its portfolio from consumer products to a well-diversified range of offerings, including energy products and AI-driven services. The Company’s reach has extended to both the Chinese and North American markets. For more information, please visit: https://planetgreenholdings.com/.

Forward-looking statement

This news release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate”, “believe”, “expect”, “estimate”, “plan”, “outlook”, and “project” and other similar expressions that indicate future events or trends or are not statements of historical matters. These statements are based on our management’s current expectations and beliefs, as well as a number of assumptions concerning future events.

Such forward-looking statements are subject to known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside of our control and all of which could cause actual results to differ materially from the results discussed in the forward-looking statements. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. Factors that could cause actual results to differ materially from those expressed or implied in forward-looking statements can be found in our reports filed with the Securities and Exchange Commission, which are available, free of charge, on the SEC’s website at www.sec.gov.

For more information, please contact:

The Company:

Ms. Lili Hu

Chief Financial Officer

Phone: + 718 799 0380

Email: hulili@planetgreenholdings.com

Investor Relations:

WFS Investor Relations Inc.

Janice Wang

Email: services@wealthfsllc.com

Phone: +86 13811768599

+1 628 283 9214